Exhibit 10.16

           SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT

     This Agreement, made and entered into and effective as of the 22nd day of April, 1994, by and among Enron Corp. (Company"), and Kenneth L. Lay ("Employee"), is an amendment to that certain Employment Agreement between the parties effective September 1, 1989 (the "Employment Agreement").

     WHEREAS, the parties desire to amend the Employment
Agreement to provide for Employee and Company to establish a program for split dollar life insurance;

     WHEREAS, Employee has certain rights and benefits under the terms and provisions of the Enron Executive Supplemental Survivor Benefit Plan, the Houston Natural Gas Corporation and Subsidiaries Executive Post-Retirement Salary Continuation Agreement and the Houston Natural Gas Corporation and Subsidiaries Executive Supplemental Benefit Agreement which will terminate, and be superseded by the provisions of the Split Dollar Life Insurance Agreement;

     NOW, THEREFORE, in consideration thereof, and of the mutual covenants contained herein, the parties agree as follows:

     1. Contemporaneously with the execution of this Agreement, Company and Employee shall execute and deliver a form of Split Dollar Life Insurance Agreement ("Split Dollar
Agreement") attached hereto as Exhibit A.

     2. Article 3, Section 3.3 Other Employee Benefits shall be amended by adding the following language:

     As consideration for the Company to enter into the Split Dollar Agreement on behalf of the Employee, Employee irrevocably waives, renounces and forfeits any and all rights to benefits under the Enron Executive Supplemental Survivor Benefits Plan; the Houston Natural Gas Corporation and Subsidiaries Executive Post-Retirement Salary Continuation Agreement between Employee and Houston Natural Gas Corporation dated July 1, 1985; and the Houston Natural Gas Corporation and Subsidiaries Executive Supplemental Benefit Agreement, excluding all rights as described under the terms and provisions of Section 2 of the Houston Natural Gas Corporation and Subsidiaries Executive Supplemental Benefit Agreement, between Employee and Houston Natural Gas Corporation dated November 12, 1984; all of Employee's rights with respect thereto are rescinded.

     3.   This Agreement is an amendment to the Employment
Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Employment
Agreement shall remain in full force and effect and without any change or modification, except as provided herein.


     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


ENRON CORP.



By:    JOHN H. DUNCAN
Name:  John H. Duncan
Title: Chairman, Executive
       Committee of Board of
       Directors




By:    CHARLES A. LeMAISTRE
Name:  Charles A. LeMaistre
Title: Chairman, Compensation
       Committee of Board of
       Directors




KENNETH L. LAY
Kenneth L. Lay